Exhibit 10.16

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of this 3/3/04 day of March, 2004, by and between IBERIABANK CORPORATION, a Louisiana corporation (“IBC”), and MICHAEL A. NAQUIN (the “Indemnitee”).

RECITALS

WHEREAS, IBC has made an offer of employment to Indemnitee as an officer of IBC and/or an Affiliate;

WHEREAS, IBC and the Indemnitee recognize the volatility in the market for directors’ and officers’ liability insurance, the lack of certainty as to the availability and scope of such insurance at any given time, and the fluctuating cost of such insurance;

WHEREAS, IBC and the Indemnitee further recognize the substantial increase in corporate litigation in general, which has subjected officers to a greater risk of expensive litigation;

WHEREAS, the Indemnitee does not regard the current protection available as adequate under the present circumstances; and

WHEREAS, IBC desires to indemnify the Indemnitee individually so as to provide him maximum protection permitted by law.

NOW, THEREFORE, in consideration of the mutual benefits described herein and as an inducement to Indemnitee to accept IBC’s offer of employment, IBC and the Indemnitee hereby agree as follows:

1. DEFINITIONS. The following terms shall have the indicated meanings:

(a) “Affiliate” shall mean any business entity or natural person who controls, is controlled by, or is under common control with, IBC.

(b) A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of IBC, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of IBC representing 25% or more of the total voting power represented by IBC’s then outstanding Voting Securities, or (ii) during any 24-consecutive-month-period, individuals who at the beginning of such period constitute the Board of Directors of IBC and any new directors whose election by the Board of Directors or nomination for election by IBC’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of IBC approve a merger or consolidation of IBC with any other corporation, other than a merger or consolidation which would result in the Voting Securities of IBC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities” of the surviving entity) at least 80% of the total power represented by the Voting Securities of IBC or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of IBC approve a plan of complete liquidation of IBC or an agreement for the sale or disposition by IBC (in one transaction or a series of transactions) of all or substantially all IBC’s assets.

(c) “Disinterested Director” shall mean a director of IBC qualified and in good standing who is not a party, or an officer, employee, significant shareholder or owner, or member of the immediate family of any party, other than the IBC or its subsidiaries or affiliates, to the Proceeding for which indemnification hereunder is being sought.

(d) “Expenses” include, without limitation, (i) amounts for which the Indemnitee becomes liable in a judgment in a Proceeding (including without limitation, all judgments, fines, excise taxes assessed with respect to an employee benefit plan, court costs), (ii) amounts paid in Settlement of a Proceeding, (iii) amounts for which Indemnitee may become liable to Bank One Corporation (“Bank One”) under the Restrictive Covenants including, without limitation, the value of vested restricted shares of stock, the return of vested restricted shares of stock or gains realized from the exercise of vested stock options within the time period affected by the Restrictive Covenants, (iv) reasonable attorney’s fees actually paid or incurred by the Indemnitee in connection with a Proceeding, and (v) if the Indemnitee commences any action or other proceeding to enforcing the Indemnitee’s rights under this Agreement, or under the Charter or Bylaws of IBC, and obtains a favorable judgment or Settlement therein, the Indemnitee’s reasonable attorney’s fees, costs and other expenses actually paid or incurred in connection therewith.

(e) “Final Judgment” means a judgment, decree or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

(f) “Independent Legal Counsel” shall mean an attorney, selected in accordance with the provisions of Section 8 hereof, who shall not have otherwise performed services for IBC or an Affiliate or the Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either IBC or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

(g) A “Potential Change in Control” shall be deemed to have occurred if (i) IBC enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including IBC) publicly announces an intention to take or to consider taking actions that if consummated would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(h) “Proceeding” means any judicial or administrative proceeding, or any dispute as to which suit has yet been filed, or other proceeding, to which the Indemnitee is or was a party or target or is threatened to be made a party or target, whether civil, criminal, administrative or otherwise, including any appeal or other proceeding for review, as a result of or in connection with: (i) any dispute arising by reason of the fact that Indemnitee is or was an officer, director, employee or agent of IBC or of an Affiliate of IBC or is or was serving at the request of IBC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee, administrator or committee member of any employee benefit plan established and maintained by IBC or by an Affiliate of IBC, or (ii) any claim against Indemnitee arising from Indemnitee’s employment with Bank One including, without limitation, a claim by Bank One that Indemnitee violated the terms of certain restrictive covenants described in Section 3 below. Without limitation of any indemnification provided hereunder, an Indemnitee serving (x) another corporation, partnership, joint venture or trust of which 20% or more of the voting power or residual economic interest is held, directly or indirectly, by IBC, or (y) any employee benefit plan of IBC or any entity referred to in clause (x), in any capacity shall be deemed to be doing so at the request of IBC and any proceeding or dispute arising in connection with such entity or benefit plan shall be a Proceeding for purposes of this Agreement.

(i) “Restrictive Covenants” shall have the meaning set forth in Section 3 herein.

(j) “Settlement” shall mean any agreement or action by which a Proceeding or other action is terminated or a complaint withdrawn before final judgment on the merits, and shall include, without limitation, a judgment by consent or confession or plea of guilty or nolo contendere.

(k) “Voting Securities” shall mean any securities of IBC that vote generally in the election of directors.

2. INDEMNIFICATION.

(a) Indemnification. Upon Indemnitee’s acceptance of employment with IBC, IBC shall indemnify and advance Expenses (as hereinafter defined) to Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law in effect on the date hereof and as amended from time to time. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement. Subject to the limitations and exceptions set forth herein, IBC shall indemnify the Indemnitee for Expenses incurred in connection with any and all Proceedings to which the Indemnitee is a party or a witness; provided, however, that the facts giving rise to the Proceedings were disclosed to the Chairman or the Executive Committee of the Board of Directors prior to the initiation of the Proceedings, if such facts were known to Indemnitee or if Indemnitee could have reasonably anticipated the filing of the Proceedings.

(b) No Presumptions Created: Defenses. The termination of any Proceeding by Final Judgment or Settlement shall not, of itself, create a presumption that the Indemnitee did not act in good faith in the reasonable belief that the Indemnitee’s action was in the best interests of IBC or its Affiliates. IBC’s inability, pursuant to law, regulation, or order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. It shall be a defense to any action by the Indemnitee for indemnification under this Agreement that the Indemnitee has not met the standards of conduct which make it permissible under applicable law for IBC to indemnify the Indemnitee for the amount claimed or that IBC is prohibited by law, regulation, or order from paying such amount, but the burden of proving such defense shall be on IBC except as may otherwise be required by applicable law or regulation.

(c) IBC Duty to Act. IBC shall act diligently, promptly, in good faith, and at its own expense with respect to requests for indemnification hereunder.

(d) Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by IBC for some or a portion of any Expenses incurred by the Indemnitee in connection with a Proceeding, but not, however, for the total amount thereof, IBC shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

(e) Repayment of Indemnity. Should IBC make any payments to Indemnitee for Expenses relating to the indemnification of Bank One claims under Section 3 herein, Indemnitee shall be obligated to repay IBC for any such payment(s) made within two (2) years of Indemnitee’s termination of employment from IBC, regardless of the reason for such termination of Indemnitee’s employment and regardless of the reason for such payment by IBC; provided, that (i) a termination of or by Indemnitee following a Change in Control under any Change in Control Severance Agreement between IBC or an Affiliate and Indemnitee shall not trigger a repayment obligation under this Section 2(e); and (ii) the provisions of the Section 2(e) shall terminate and have no further effect upon the completion by Indemnitee of three (3) years of service with IBC or an Affiliate.

3. INDEMNIFICATION OF BANK ONE CLAIMS. IBC acknowledges that pursuant to the terms and conditions of certain restricted stock award and stock option programs implemented by Indemnitee’s former employer, Bank One, copies of which are attached hereto as Exhibit “A” (hereinafter the “Restrictive Covenants”), Bank One may assert that Indemnitee is prohibited from (i) improper use of confidential information derived from Bank One; (ii) solicitation of employees of Bank One; (iii) solicitation of certain customers of Bank One for which Indemnitee performed banking services while employed at Bank One; and (iv) engaging in competition with Bank One within the area in which Indemnitee was employed by Bank One; provided, that the penalty or damages for Indemnitee’s violation of the Restrictive Covenants include the cancellation of shares of restricted stock and stock options outstanding to Indemnitee on the date of an asserted violation of the Restrictive Covenants, the recovery of certain shares of vested restricted stock or the value of certain vested restricted shares of stock, and/or the repayment of gains realized from the exercise of certain stock options. IBC and Indemnitee do not agree that such Restrictive Covenants are (a) valid or enforceable, or (b) applicable to Indemnitee’s work for IBC; however, IBC acknowledges that certain of the duties of Indemnitee for IBC and its Affiliates may give rise to claims by Bank One that Indemnitee is in violation of one or more of the Restrictive Covenants. Any action initiated by Bank One against Indemnitee arising from the Restrictive Covenants shall be deemed a Proceeding for all purposes of this Agreement as to which Indemnitee will be entitled to be indemnified by IBC for Expenses incurred by Indemnitee as a result thereof, and entitled to request an advance of Expenses as to any Bank One claim as provided in Section 4(e) and (d) herein. Further, if actions taken by Indemnitee as an employee of IBC or an Affiliate result in the assessment of any penalty or damages in the nature of the obligation on the part of Indemnitee to return any vested restricted shares of stock, or to reimburse the value of vested restricted stock or the net gain from the exercise of stock options under the Bank One restricted stock program or the stock option program, such penalty or damages shall be deemed an indemnified Expense and IBC shall cause such loss to be reimbursed to Indemnitee hereunder, subject to adjustment to the extent of any income tax effects on Indemnitee as a result of the requirement to pay over the proceeds from the sale of stock to Bank One or the receipt of payment from IBC for such losses hereunder. Notwithstanding the foregoing, IBC’s indemnity obligations pursuant this Section 3 and/or Section l(d)(iii) or l(h)(ii) above shall be limited to only those claims asserted by Bank One against Indemnitee pursuant the Restrictive Covenants attached hereto as Exhibit “A.” Any claims by Indemnitee for indemnification for the reimbursement of any stock option proceeds or the value of vested restricted stock and/or the return of vested restricted stock shall be limited to those shares of stock described in Exhibit “B,” and shall not include any non-vested canceled restricted shares of stock or non-vested canceled outstanding stock options.

4. EXPENSES: INDEMNIFICATION PROCEDURE.

(a) Notice/Cooperation by the Indemnitee. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give IBC notice in writing as soon as practicable of any claim made against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to IBC shall be directed to the Corporate Secretary of IBC, at 200 West Congress Street, 12th Floor, Lafayette, Louisiana 70501, or such other address as IBC shall designate in writing to the Indemnitee. In addition, the Indemnitee shall give IBC such information and cooperation as it may reasonably require and as shall be within the Indemnitee’s power.

(b) Claims. Claims for indemnification must be made in writing and be accompanied by evidence that the Expense for which indemnification is claimed hereunder has been paid or incurred by the Indemnitee.

(c) Payment Procedure for Indemnification. Any indemnification provided for hereunder shall be paid no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of IBC’s Charter or Bylaws providing for indemnification is not paid in full by IBC within thirty (30) days after a written request for payment thereof has first been received by IBC, the Indemnitee may, but need not, at any time thereafter bring an action against IBC to recover the unpaid amount of the claim and be entitled to indemnification in accordance herewith with respect to such action.

(d) Procedure for Advance Payment of Expenses. Any provision to the contrary herein notwithstanding, IBC shall make payment of Expenses incurred by the Indemnitee, in advance of the final disposition of a Proceeding, to the Indemnitee within five (5) business days after receipt of the Indemnitee’s written request therefor, which must include the Indemnitee’s undertaking to repay such payment if the Indemnitee shall be adjudicated to be not entitled to indemnification under Louisiana law. IBC shall accept such undertaking by the Indemnitee without reference to the Indemnitee’s ability to make such repayment.

(e) Advance Payment of Expenses in Claims Initiated by the Indemnitee. Within five (5) business days of receipt of a written request from the Indemnitee, IBC shall make payment to the Indemnitee of Expenses incurred by the Indemnitee in connection with any action brought by the Indemnitee for (i) indemnification or advance payment of Expenses by IBC under this Agreement or any other agreement or the Charter or Bylaws of IBC now or hereafter in effect relating to a Proceeding, in which case the Indemnitee’s written request must include the Indemnitee’s undertaking to repay such payment if the Indemnitee shall be adjudicated to be not entitled to indemnification under Louisiana law; and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by IBC, regardless of whether the Indemnitee ultimately is determined to be entitled to such insurance recovery.

5. LIMITATIONS AND EXCEPTIONS. The limitations and exceptions set forth in this Section 5 are effective notwithstanding any other provision of this Agreement to the contrary.

(a) Excluded Acts. The Indemnitee will not be indemnified hereunder for any acts or omissions or transactions from which a director or officer, as the case may be, may not be indemnified under the laws of the State of Louisiana, including, but not limited to, the provisions of La. R.S. 12:227.

(b) Proceedings By or in the Right of IBC. No indemnification shall be made hereunder of Expenses for which the Indemnitee is adjudged in a Proceeding to be liable to IBC in the performance of the Indemnitee’s duty to IBC and its shareholders unless, and only to the extent that the court in which such Proceeding is or was pending determines that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

(c) Claims Initiated by the Indemnitee. IBC is not required hereunder to indemnify or advance Expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to (i) actions brought to establish or enforce a right to indemnification under this Agreement or any other agreement or the Charter or Bylaws of IBC now or hereafter in effect relating to a Proceeding; (ii) an action brought to contest any penalty or forfeiture imposed by Bank One under the Restrictive Covenants described in Section 3 above; and (iii) actions for recovery under any directors’ and officers’ liability insurance policies maintained by IBC, regardless of whether the Indemnitee ultimately is determined to be entitled to such advance expense payment or insurance recovery.

(d) No Duplication of Payments. IBC is not required hereunder to indemnify the Indemnitee for Expenses which have been paid directly to the Indemnitee by IBC under its Charter or Bylaws or by an insurance carrier under a policy of directors’ and officers’ liability insurance.

6. ATTORNEYS; TENDER OF DEFENSE.

(a) Selection of Counsel. In the event IBC shall be obligated under Section 2 hereof to pay the Expenses of any Proceeding against the Indemnitee, IBC, if appropriate, shall be entitled to assume the defense of such Proceeding with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by IBC, IBC shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that:

(i) the Indemnitee shall have the right to employ its counsel in any such Proceeding at the Indemnitee’s expense; and

(ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by IBC, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between IBC and the Indemnitee in the conduct of any such defense, or (C) IBC shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of IBC.

(b) Attorney’s Fees. In the event the Indemnitee commences any action or other proceeding to enforce the Indemnitee’s rights under this Agreement, or under the Charter or Bylaws of IBC, and obtains a judgment or Settlement therein pursuant to which IBC pays all or any portion of Indemnitee’s claim, IBC shall indemnify the Indemnitee for the Indemnitee’s Expenses incurred in connection therewith. In the event of an action instituted by or in the name of IBC under this Agreement or to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee in defense of such action (including with respect to the Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of the Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

7. DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE.

(a) Maintenance of Insurance. IBC has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of IBC against any liability incurred by such person in such capacity, whether or not IBC would have the power to indemnify such person against such liability. From time to time, IBC shall make the good faith determination whether or not it is practicable for IBC to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and the directors of IBC with coverage for losses from wrongful acts, or to ensure IBC’s performance of its indemnification obligations under this Agreement. Among other considerations, IBC will weigh the costs of obtaining such insurance against the protection afforded by such coverage. In all policies of directors’ and officers’ liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of IBC directors or officers, as the case may be. Notwithstanding the foregoing, IBC shall have no obligation to obtain or maintain such insurance if IBC determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by an Affiliate. In the event IBC elects not to procure such insurance it will at all times material maintain an unrestricted net worth of not less than $25,000,000 which shall be available to pay any Expenses due Indemnitee hereunder.

(b) Notice to Insurers. If, at the time of the receipt of a notice of a claim hereunder, IBC has directors’ and officers’ liability insurance in effect, IBC shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. IBC shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8. NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under Louisiana law, IBC’s Charter, its Bylaws, any agreement, any vote of shareholders or disinterested directors, or otherwise, as to action in the Indemnitee’s official capacity and as to liability alleged to result from holding such office.

9. CHANGE IN CONTROL. IBC agrees that if there is a Change in Control of IBC (other than a Change in Control that has been approved by a majority of IBC’s Board of Directors who were directors immediately prior to such Change in Control), then Independent Legal Counsel shall be selected by the Indemnitee and approved by IBC (which approval shall not be unreasonably withheld) and such Independent Legal Counsel shall determine whether the Indemnitee is entitled to indemnity payments and advances of Expenses under this Agreement or any other agreement or the Charter or Bylaws of IBC now or hereafter in effect in connection with any Proceeding. Such Independent Legal Counsel, among other things, shall render its written opinion to IBC and the Indemnitee as to whether and to what extent the Indemnitee will be permitted to be indemnified. IBC agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees) claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

10. POTENTIAL CHANGE IN CONTROL, ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, IBC shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with a Proceeding and any and all judgments, fines, penalties and settlement amounts in connection with a Proceeding from time to time actually paid or claimed, reasonably anticipated or proposed to be paid, plus reasonable fees to the trustee and coverage of the trustee’s expenses in connection with his, her, or its duties under the trust. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by a majority of the

Disinterested Directors. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee shall advance, within five (5) business days of a written request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse IBC under Section 4 hereof), (iii) the trust shall continue to be funded by IBC in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to IBC upon a final determination by the Independent Legal Counsel selected in accordance with Section 9 hereof or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trust shall provide for prompt payment of reasonable fees and expenses of the trustee. The trustee shall be chosen by the Indemnitee. Nothing in this Section 10 shall relieve IBC of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by IBC for federal, state, local and foreign tax purposes.

11. EFFECT OF MERGER, CONSOLIDATION OR ACQUISITION. For purposes of this Agreement, the term “IBC” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power or authority to indemnify its directors, officers, employees or agents, so that if the Indemnitee is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, the Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

12. SEVERABILITY. The provisions of this Agreement shall be severable as provided in this Section 12. If this Agreement or any portion hereof: shall be invalidated on any ground by any court of competent jurisdiction, then IBC shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

13. SPECIFIC PERFORMANCE. The parties recognize that if any provision of this Agreement is violated by IBC, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

14. BINDING EFFECT; CONTINUATION OF INDEMNIFICATION. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of IBC, spouses, heirs, and personal and legal representatives. IBC shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of IBC or its Affiliate(s), by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that IBC would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to the Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered Proceeding.

15. CHANGES IN APPLICABLE LAW. To the extent that changes in the Louisiana law permit greater indemnification by agreement than would be afforded currently under this Agreement and the Charter and Bylaws of IBC, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event that changes in the Louisiana law place limitations on indemnification of directors and officers that restrict the rights to indemnification set forth in this Agreement, any such change in applicable law shall not alter any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

16. AMENDMENTS. No amendment or modification of, or supplement to, this Agreement shall be binding unless executed in writing by both of the parties hereto.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

18. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. The address for notice to IBC is 1101 East Admiral Doyle Drive, New Iberia, Louisiana 70560, and the address for notice to the Indemnitee is as shown on the signature page of this Agreement, until either is subsequently modified by written notice.

19. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Louisiana as applied to contracts between residents thereof entered into and to be performed entirely within the State of Louisiana.

20. TITLES AND HEADINGS. Titles and headings used herein are for convenience of reference only.

21. ARBITRATION. At the request of either party to this Agreement, any dispute arising under the terms of this Agreement may be referred to arbitration before an arbitrator appointed by the American Arbitration Association (“AAA”) by notice to the other party and to the AAA Regional Office located in New Orleans, Louisiana. Any such arbitration shall be conducted in accordance with the provisions of the Federal Arbitration Act and the Arbitration Rules of the American Arbitration Association. The venue of any such arbitration shall be in Lafayette, Louisiana, unless an alternate venue is selected by the mutual agreement of the parties. If either party initiates a judicial proceeding to adjudicate its rights under this Agreement, the other party must elect arbitration by written notice to the court in which such proceeding is pending within thirty (30) days of service of citation in such judicial proceeding or be deemed to waive its right to elect arbitration under this provision. The decision of the arbitrator in any arbitration proceeding shall be final and binding on both parties.

22. CONFIDENTIAL INFORMATION. IBC and Indemnitee acknowledge that Indemnitee may possess or be privy to certain trade secrets and/or confidential or proprietary information (“Confidential Information”) belonging to persons other than IBC, including, but not limited to, Indemnitee’s former employer(s). Indemnitee hereby agrees that he shall not knowingly communicate or disclose such Confidential Information during the course and term of his employment with IBC to any person or entity to which the owner of the Confidential Information has not authorized Employee to make any such communications or disclosures. Furthermore, Indemnitee agrees that he will not directly or indirectly knowingly use any such Confidential Information in whole or in part while Indemnitee is performing work on behalf of IBC, without the prior written consent of the owner of the Confidential Information. For the purposes of this Section 22, the phrase Confidential Information shall include, but is not limited to, those things defined as “confidential information” in the Restrictive Covenants. Indemnitee’s knowing violation or breach of this Section 22 will result in a loss of his right for indemnification from IBC for any Expenses or Proceedings related thereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INDEMNITEE	IBERIABANK CORPORATION

/s/ Michael A. Naquin	By:	/s/ W. H. Fenstermaker
Michael A. Naquin		Name:	W. H. Fenstermaker
4901 E. Lafayette Blvd.		Title:	Chairman
Phoenix, Arizona 85018